UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2010

The Allied Defense Group, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	1-11376	04-2281015
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 Towers Crescent Drive, Suite 260 Vienna, VA	22182
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 847-5268

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On June 15, 2010, The Allied Defense Group, Inc. (the “Company”) held a special meeting of its stockholders at which the stockholders voted on a proposal to adjourn the special meeting previously scheduled to approve the pending merger with Chemring Group Plc and to reconvene the special meeting at 10:00 a.m. local time on June 30, 2010 at 8000 Towers Crescent Drive, Suite 260, Vienna, Virginia 22182.

The final voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER-NON-VOTES
6,155,945	80,333	3,579	0

Item 8.01. Other Events

As previously disclosed, Mecar SA’s bank group previously agreed to extend its current credit facility for the issuance of performance bonds and advance payment guarantees until June 2, 2010. In connection with the adjournment of the meeting scheduled on June 1, 2010, the bank group agreed to further extend the facility until July 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 17, 2010

/s/ Wayne F. Hosking
Name: Wayne F. Hosking
Title: Vice President for Corporate Strategic
Development